AMENDMENT NO. 4

     AMENDMENT NO. 4 dated as of April 22, 1998 to the SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 11, 1990 and amended and restated as of April 18, 1995 among Hamilton Beach/Proctor-Silex, Inc. (the "Company"), Proctor-Silex Canada Inc. ("PSC") and Proctor-Silex S.A. de C.V. ("PSM", and together with the Company and PSC, the "Obligors"); each of the Banks signatory thereto; and The Chase Manhattan Bank (successor by merger of The Chase Manhattan Bank (National Association)), as U.S. Agent (in such capacity, the "U.S. Agent") and The Chase Manhattan Bank of Canada, as Canadian Agent (in such capacity, the "Canadian Agent", and together with the U.S. Agent, the "Agents").

     The Obligors, the Banks and the Agents are parties to the Second Amended and Restated Credit Agreement referred to above, as amended and modified by (i) Amendment No. 1 dated as of March 29, 1996, (ii) Amendment No. 2 dated as of October 4, 1996 and (iii) Amendment No. 3 dated as of April 14, 1997 (as so amended and modified and in effect on the date hereof, the "Credit Agreement"). The Obligors, the Banks and the Agents wish to amend the Credit Agreement to extend the Revolving Credit Termination Date (as defined in the Credit Agreement) and, accordingly, the parties hereto agree as follows:

     Section 1. Definitions. Except as otherwise defined in this Amendment No. 4, terms defined in the Credit Agreement are used herein as defined therein.

     Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof,
Section 1.01 of the Credit Agreement shall be amended by amending the definition of "Revolving Credit Termination Date" to read in its entirety as follows:

     ""Revolving Credit Termination Date" shall mean May 8, 2003."

     Section 3. Representations and Warranties. The Company represents and warrants to the Banks that on and as of the date hereof (and, in the case of clauses (b), (c) and (d) of this Section 3, upon giving effect to the amendments set forth in Section 2 hereof):

     (a) (i) the execution and delivery by the Obligors of this Amendment No. 4, and the performance by the Obligors of their obligations under the Credit Agreement, as amended hereby, have been duly authorized by all necessary corporate action of the Obligors, and will not violate any provision of law, or any Obligor's charter or by-laws, or result in the breach of or constitute a default or require a consent, under any indenture or other agreement or instrument to which the Company any of its Subsidiaries is a party or by which any Obligor or any of its Property may be bound or affected, and (ii) each of this Amendment No. 4 and the Credit Agreement, as amended hereby, constitutes the legal, valid and binding obligation of the Obligors, in each case enforceable against the Obligors in accordance with its terms;

     (b) no Default has occurred and is continuing, and the representations and warranties set forth in Section 8 of the Credit Agreement are true and complete on the date hereof (or if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

     (c) no Property encumbered by any of the Mortgages or any of the Canadian Security Documents will be released from any provision of such Mortgage or Canadian Security Document, and no Mortgage or Canadian Security Document will be invalidated or otherwise impaired; and

     (d) none of Housewares Holding Company, Precis [521] Ltd., HB-PS Holding Company, Inc., NACCO Industries, Inc., Glen Dimplex or Glen Electric, Ltd. will be released from their obligations under their respective Supplemental Agreement or Supplemental Security Agreement, and no Supplemental Agreement or Supplemental Security Agreement will be invalidated or otherwise impaired.

It shall be an Event of Default for all purposes under the Credit Agreement, as amended hereby, if any representation or warranty made by the Company in this Amendment No. 4 shall prove to have been false or misleading as of the time made or furnished in any material respect.

     Section 4. Conditions Precedent. The amendments to the Credit Agreement set forth in said Section 2 shall become effective, as of the date hereof, upon the receipt by the Agents of this Amendment No. 4, duly executed and delivered by the Obligors, the Banks and the Agents.

     Section 5. Miscellaneous. Except as amended by this Amendment No. 4, the Credit Agreement shall remain unchanged and in full force and effect. Reference in the Credit Agreement to "this Agreement" or words of similar import shall be deemed to be references to the Credit Agreement as amended hereby. This Amendment No. 4 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 4 by signing any such counterpart. This Amendment No. 4 shall be governed by, and construed in accordance with, the law of the State of New York. This Amendment No. 4 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be duly executed and delivered as of the day and year first above written.


                OBLIGORS

                       HAMILTON BEACH/PROCTOR-SILEX, INC.


                       By             /s/   James H. Taylor
                       Title:          Vice President-Treasurer


                       PROCTOR-SILEX CANADA INC.


                       By             /s/   James H. Taylor
                       Title:          Treasurer


                       PROCTOR-SILEX S.A. de C.V.


                       By             /s/   James H. Taylor
                       Title:          Sole Administrator


                BANKS


                       THE CHASE MANHATTAN BANK,
                         individually and as U.S. Agent


                       By             /s/   Lenard Weiner
                       Title:          Managing Director


                       THE CHASE MANHATTAN BANK OF CANADA,
                       individually and as Canadian Agent


                       By             /s/   Christine Chan
                       Title:          Vice President


                       By             /s/   Arun Bery
                       Title:          Vice President


                       FIRST CHICAGO NBD


                       By             /s/   William J. McCaffrey
                       Title:          Vice President

                        THE BANK OF NOVA SCOTIA


                        By             /s/   F.C.H. Ashby
                        Title:          Senior Manager Loan Operations

                        ISTITUTO BANCARIO SAN PAOLO DITORINO SPA


                        By             /s/  Carlo Persico
                        Title:            DGM


                        By             /s/  Luca Sacchi
                        Title:            Vice President

                        CREDIT AGRICOLE INDOSUEZ


                        By             /s/  Dean Balice
                        Title:            Senior Vice President/Branch Manager


                        By             /s/  David Bouhl, F.V.P.
                        Title:            Head of Corporate Banking/Chicago


                        CRESTAR BANK


                        By             /s/   Christopher Werner
                        Title:          Vice President


                        KEYBANK NATIONAL ASSOCIATION

                        By             /s/   Marianne Meil
                        Title:          Vice President